Exhibit 10.4

PERPETUA RESOURCES CORP.

2026 EQUITY INCENTIVE PLAN

DEFERRED SHARE UNIT AWARD AGREEMENT

Subject to the terms and conditions of this Deferred Share Unit Award Agreement (this "Award Agreement"), and the Perpetua Resources Corp. 2026 Equity Incentive Plan (the "Plan"), the below Director (the "Director") of Perpetua Resources Corp. (the "Company") is hereby granted the below number of Restricted Share Units (denominated herein as "DSUs") by the Company. Unless otherwise indicated, all defined terms not defined herein shall be as defined in the Plan.

Identifying Information:

Director's Name	Date of Grant:
and Address:	Number of DSUs:

1.          Vesting Schedule. The DSUs shall be fully vested on the Date of Grant.

2.          Dividend Equivalents. The Company shall pay Dividend Equivalent Rights in accordance with the terms of the Plan.

3.          Settlement of DSUs into Shares. Subject to Section 10 and the other terms of this Award Agreement, each DSU shall be deferred and immediately and automatically convert into one Share as follows:

(a)          If the Director has timely submitted an election notice (pursuant to Section 409A of the Code) setting forth the timing of the settlement of DSUs into Shares, then settlement of the DSUs granted hereunder shall occur as designated in such election notice; and

(b)          If the Director did not submit (or did not timely submit) an election notice set forth in Section 3(a), above, then settlement of the DSUs shall occur as soon as administratively possible following the Director’s "separation from service" (as defined in Section 409A of the Code), but under no circumstances later than March 15th of the calendar year that immediately follows the calendar year within which such separation from service occurred.

4.          No Assignment; Successors. The Director shall not assign any of his or her rights under this Award Agreement or the Plan without the prior written consent of the Administrator, which consent may be withheld in its sole discretion. The Company is permitted to assign its rights or obligations under this Award Agreement and the Plan. This Award Agreement and the Plan are binding upon the Director’s successors.

5.          Administration and Interpretation. Any determination by the Administrator in connection with any question or issue arising under the Plan or this Award Agreement shall be final, conclusive and binding on the Director, the Company and its Affiliates and all other persons. Any question or dispute regarding the interpretation of this Award Agreement or the receipt of the DSUs or Shares hereunder must be submitted by the Director to the Administrator. The resolution of such question or dispute by the Administrator shall be final and binding on all parties.

6.          Entire Agreement; Governing Law; Venue. The provisions of the Plan are incorporated herein by reference. The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company its Affiliates and the Director with respect to the subject matter hereof. This Award Agreement is governed by the laws of the State of Delaware, including, without limitation, its validity, interpretation, construction and performance, but without giving effect to the conflict of laws principles that may require the application of the laws of another jurisdiction. The Company, its Affiliates and the Director agree that any suit, action or proceeding arising out of or related to this Award Agreement or the Plan must be brought in the United States District Court for the District of Idaho (or should such court lack jurisdiction to hear such action, suit or proceeding, then in a state court in the County of Ada) and that all parties must submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. If any one or more provisions of this Section 6 are for any reason held invalid or unenforceable, it is the specific intent of the parties that such provisions be modified to the minimum extent necessary to make it or its application valid and enforceable.

7.          Counterparts. This Award Agreement may be executed in any number of counterparts, any of which may be executed and transmitted by facsimile or portable document format (.pdf), and each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.

8.          Electronic Signature. This Award Agreement may be executed by the Director and the Company by manual signature or by means of electronic or digital signatures. The Director agrees that clicking "I Accept" (or a tab of similar intent) in connection with or response to any electronic communication or other medium has the effect of affixing the Director’s electronic signature to this Award Agreement. If required to be executed by electronic or digital signature, this Award of DSUs shall be forfeited if the Director does not so execute this Award Agreement prior to the deadline set forth in the electronic transmission of this Award Agreement.

9.          Certain Treatment for Directors Subject to U.S. Taxation. If the Director is subject to U.S. taxation, the settlement of DSUs into Shares (in accordance with Section 3, above) shall trigger ordinary taxable income to the Director.

10.          Certain Treatment for Directors Subject to Canadian Taxation. If the Director is subject to Canadian taxation, as determined in the reasonable discretion of the Administrator, the settlement of DSUs into Shares shall occur after a loss of office or employment as contemplated by subsection 6801(d) of the regulations under the Income Tax Act (Canada) but no later than the end of the first calendar commencing thereafter.

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By the Director’s signature and the signature of the Company’s representative, the Director and the Company agree that the DSUs granted herein are governed by the terms and conditions of this Award Agreement and the Plan.

PERPETUA RESOURCES CORP.	DIRECTOR

Name:	By:

Its:	Print Name:

Dated:	Dated: